Exhibit 99.1

IMS Health Delivers Double-Digit Net Income and EPS Growth In Third Quarter; Revenue Up 6 Percent

NORWALK, Conn.--(BUSINESS WIRE)--October 23, 2008--IMS Health (NYSE: RX), the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced third-quarter 2008 revenue of $573.7 million, up 6 percent or 3 percent year over year on a constant-dollar basis. Net income and EPS grew 33 percent and 41 percent, respectively, in the quarter. After adjusting for certain items, net income rose 11 percent and EPS was up 19 percent (See below and Note c to the financial tables).

“IMS’s third-quarter results demonstrate the strength of our business model in a tough economic climate, as we delivered double-digit earnings-per-share growth and excellent cash flow,” said David R. Carlucci, IMS chairman and chief executive officer. “In a slower growth environment, we are closely managing our costs and expenses, driving focused execution and maintaining financial flexibility – to ensure that we continue to innovate for clients and deliver value to shareholders. Our strong balance sheet and liquidity position provide a solid foundation for the long term.”

Operating income in the third quarter of 2008 was $124.0 million, up 6 percent or 1 percent constant dollar year over year, and includes a charge related to the company’s Government Solutions subsidiary. When adjusted for this item, operating income on a non-GAAP basis for this year’s third quarter would have been $127.7 million, up 9 percent or 4 percent constant dollar (See Note c to the financial tables).

Third-quarter 2008 diluted earnings per share on a GAAP basis was $0.41, compared with $0.29 in the prior-year quarter, an increase of 41 percent. Earnings per share for the third quarter of 2007 includes a tax provision related to a change in the German federal tax rate. When adjusted for this item, the Government Solutions charge in 2008, the phasing of foreign exchange hedge gains and losses, and the phasing of tax benefits, earnings per share on a non-GAAP basis for this year’s third quarter would have grown $0.07 year over year, to $0.43 (See Note c to the financial tables).

Net income on a GAAP basis was $75.9 million, compared with $57.1 million in the year-earlier quarter, an increase of 33 percent. When adjusted for the items above, net income on a non-GAAP basis for the 2008 third quarter would have been $79.4 million, compared with $71.6 million in the year-earlier quarter (See Note c to the financial tables).

Year-to-Date Results

For the first nine months of 2008, revenues were $1,748.6 million, up 10 percent or 4 percent constant dollar year over year. Operating income for the first nine months of 2008 was $371.7 million, up 7 percent on a reported basis and flat constant dollar, compared with $346.3 million in the year-earlier period. When adjusted for the Government Solutions charge, operating income on a non-GAAP basis for this year’s first nine months would have grown to $375.5 million, up 8 percent or 1 percent constant dollar.

For the first nine months of 2008, diluted earnings per share on a GAAP basis was $1.16, compared with $1.08 in the prior-year period. After adjusting for the German tax provision in 2007, the Government Solutions charge in 2008, the phasing of foreign exchange hedge gains and losses, and the phasing of tax benefits, earnings per share for the first nine months of 2008 on a non-GAAP basis would have grown $0.10 year over year to $1.20 (See Note c to the financial tables).

Net income on a GAAP basis was $212.8 million, compared with $216.1 million in the first nine months of 2007. When adjusted for the items above, net income for the first nine months of 2008 on a non-GAAP basis would have been $221.1 million, compared with $220.9 million for the first nine months of 2007 (See Note c to the financial tables).

Balance Sheet Highlights

IMS’s cash and cash equivalents as of September 30, 2008 totaled $229.2 million, compared with $218.2 million on December 31, 2007. Total debt as of September 30, 2008 was $1,398.9 million, up from $1,203.2 million at the end of 2007 and down from $1,472.9 million on June 30, 2008.

Share Repurchase Program, Shares Outstanding

During the third quarter, approximately 55,000 shares were repurchased at a total cost of $1.1 million. Year-to-date, 10.1 million shares were repurchased at an average share price of $22.92, for a total cost of $230.4 million. A total of 9.9 million shares remain authorized and available for repurchase under the December 2007 Board of Directors’ authorization.

The number of shares outstanding as of September 30, 2008 was approximately 181.9 million, compared with 194.0 million as of September 30, 2007.

About IMS

Operating in more than 100 countries, IMS Health is the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.2 billion in 2007 revenue and more than 50 years of industry experience, IMS offers leading-edge market intelligence products and services that are integral to clients’ day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed markets and consumer health offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

Conference Call and Webcast Details

IMS will host a conference call at 8:00 a.m. Eastern Time today to discuss its third-quarter results. To participate, please dial 1 (800) 926-7713 (U.S. and Canada) or 1 (212) 231-2902 (outside the U.S. and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the “Investors” area of IMS’s Website.

A replay of the conference call will be available online on the “Investors” section of the IMS Website and via telephone by dialing 1 (800) 633-8284 (U.S. and Canada) or 1 (402) 977-9140 (outside the U.S. and Canada), and entering access code 21393624 beginning at 10:00 a.m. Eastern Time today.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (iv) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (v) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health’s customers operate. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the company made from time to time with the Securities and Exchange Commission.

IMS Health undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Table 1 IMS Health GAAP Income Statement Three Months Ended September 30 (unaudited, in millions except per share)

	2008 GAAP	2007 GAAP	% Fav (Unfav)	Non-GAAP Constant $ Growth %
Revenue (a) (b)
Sales Force Effectiveness	$258.3	$252.6	2%	(2)
Portfolio Optimization	159.0	150.9	5	1
Launch, Brand and Other	156.5	135.3	16	12
Total	573.7	538.8	6	3

Revenue Detail:
Information & Analytics (“I&A”) Revenue	445.7	419.3	6	2
Consulting & Services (“C&S”) Revenue	128.1	119.5	7	4
Total Revenue	573.7	538.8	6	3

Operating Expenses (b)
Operating Costs of I&A	(191.1)	(177.0)	(8)
Direct and Incremental Costs of C&S	(61.4)	(55.7)	(10)
Selling and Administrative	(161.7)	(157.3)	(3)
External-use Software Amortization	(12.3)	(12.2)	(1)
Depreciation and Other Amortization	(23.2)	(19.5)	(19)
Total	(449.7)	(421.7)	(7)

Operating Income (a)	124.0	117.1	6%	1

Interest expense, net	(9.0)	(8.0)	(13)
Gains (losses) from investments, net	0.4	0.4	7
Other Income (Expense), net	(5.0)	(9.6)	48
Pretax Income	110.4	99.9	10

Provision for Income Taxes	(34.5)	(42.8)	19
Net Income (c)	75.9	57.1	33

Diluted EPS:
Total Diluted EPS	$0.41	$0.29	41%

Shares Outstanding:
Weighted Average Diluted	183.1	198.4
End-of-Period Actual	181.9	194.0
Weighted Average Basic	182.2	194.9

The accompanying notes are an integral part of these financial tables.

Table 2 IMS Health GAAP Income Statement Nine Months Ended September 30 (unaudited, in millions except per share)

	2008 GAAP	2007 GAAP	% Fav (Unfav)	Non-GAAP Constant $ Growth %
Revenue (a) (b)
Sales Force Effectiveness	$794.9	$731.8	9%	2
Portfolio Optimization	493.5	465.1	6	0
Launch, Brand and Other	460.2	389.8	18	12
Total	1,748.6	1,586.6	10	4

Revenue Detail:
Information & Analytics (“I&A”) Revenue	1,355.3	1,248.0	9	3
Consulting & Services (“C&S”) Revenue	393.3	338.6	16	10
Total Revenue	1,748.6	1,586.6	10	4

Operating Expenses (b)
Operating Costs of I&A	(576.6)	(525.5)	(10)
Direct and Incremental Costs of C&S	(203.1)	(170.0)	(19)
Selling and Administrative	(492.5)	(451.4)	(9)
External-use Software Amortization	(38.0)	(35.8)	(6)
Depreciation and Other Amortization	(66.7)	(57.6)	(16)
Total	(1,376.9)	(1,240.3)	(11)

Operating Income (a)	371.7	346.3	7%	0

Interest expense, net	(26.7)	(22.4)	(19)
Gains (losses) from investments, net	0.4	2.3	NM
Other Income (Expense), net	(33.6)	(12.4)	NM
Pretax Income	311.8	313.8	(1)

Provision for Income Taxes	(99.1)	(97.7)	(1)
Net Income (c)	212.8	216.1	(2)

Diluted EPS:
Total Diluted EPS	$1.16	$1.08	7

Shares Outstanding:
Weighted Average Diluted	184.2	200.1
End-of-Period Actual	181.9	194.0
Weighted Average Basic	183.1	196.0

The accompanying notes are an integral part of these financial tables.

Table 3 IMS Health Selected Consolidated Balance Sheet Items (unaudited, in millions)

	Sep. 30, 2008	Dec. 31, 2007

Cash and cash equivalents	$229.2	$218.2

Accounts receivable, net	388.9	415.9

Total long-term debt	1,398.9	1,203.2

The accompanying notes are an integral part of these financial tables.

IMS Health
NOTES TO FINANCIAL TABLES

a) Reference to Constant-Dollar Growth (non-GAAP). “Constant-dollar growth (non-GAAP)” rates eliminate the impact of year-over-year foreign currency fluctuations (Tables 1 and 2). IMS reports results in U.S. dollars but does business on a global basis. Exchange rate fluctuations affect the rates at which IMS translates foreign revenues and expenses into U.S. dollars and have important effects on results. In order to illustrate these effects, IMS provides the magnitude of changes in revenues and operating income in constant-dollar terms. IMS uses results at constant-dollar rates for purposes of global business decision-making, including developing budgets and managing expenditures. IMS management believes this information, when read together with U.S. GAAP results, facilitates a comparative view of business growth. Constant-dollar rates are not prepared under U.S. GAAP and are not a replacement for the more comprehensive information for investors included in IMS’s U.S. GAAP results. The method IMS uses to prepare constant-dollar rates differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies.

b) Revenue and operating expenses in 2007 reflect reclassifications to make them comparable with the 2008 presentation.

c) Net income and fully diluted EPS for the three and nine months ended September 30, 2008 included the following notable items:

  In Selling and administrative expenses, $3.7 million ($2.4 million net of taxes, or $0.01 EPS impact) of expense for the three and nine months ended September 30, 2008 related to the Voluntary Disclosure Program at the Company’s Government Solutions subsidiary as discussed in Note 7 of the Company’s Form 10-Q for the quarterly period ended June 30, 2008.
  In Provision for income taxes, a $3.9 million ($0.02 EPS impact) tax phasing benefit was reflected in the non-GAAP measures for third-quarter 2008. This phasing benefit – which resulted in a third-quarter 2008 effective tax rate of approximately 28% in the non-GAAP measures – was necessary in order to achieve a nine months ended September 30, 2008 effective tax rate of approximately 31% in the non-GAAP measures. This reflects the company’s revised forecasted full-year effective tax rate of approximately 31% (down from approximately 32%) that we now expect in light of tax benefits anticipated (but not yet assured) in the fourth quarter of this year arising from the expiration of both a non-U.S. agreement and certain non-U.S. statutes of limitations.
  After adjusting for these items and the phasing of foreign exchange losses ($2.8 million or a $0.02 EPS impact and $1.9 million or a $0.01 EPS benefit, net of taxes for the three and nine months ended September 30, 2008, respectively), on a non-GAAP basis, operating income, net income and diluted EPS would have been $127.7 million and $375.5 million, $79.4 million and $221.1 million and $0.43 and $1.20 for the three and nine months ended September 30, 2008, respectively.

Net income and fully diluted EPS for the three and nine months ended September 30, 2007 included the following notable items:

  In Provision for income taxes, a $7.5 million tax provision ($0.04 EPS impact) recorded in the three months ended September 30, 2007 to revalue net deferred tax assets in Germany as a result of a reduction in the statutory German federal tax rate during the quarter.
  In Provision for income taxes, a $20.9 million tax benefit during the first quarter of 2007 arising from the settlement of a foreign tax audit and the reorganization of certain subsidiaries; if $4.8 million ($0.02 EPS impact) was included in the three months ended September 30, 2007 for non-GAAP measures, and $5.6 million ($0.03 EPS impact) was phased into the fourth quarter for non-GAAP measures, each quarter’s effective tax rate would be approximately 31%.
  After adjusting for these items and the phasing of foreign exchange losses ($2.1 million or a $0.01 EPS impact and $2.8 million or a $0.01 EPS impact, net of taxes for the three and nine months ended September 30, 2007, respectively), on a non-GAAP basis, net income and diluted EPS would have been $71.6 million and $220.9 million and $0.36 and $1.10 for the three and nine months ended September 30, 2007.

References are made to results after adjusting certain U.S. GAAP measures to reflect notable items to the extent that management believes adjusting for these items will facilitate comparisons across periods and more clearly indicate trends. Certain non-GAAP measures are those used by management for purposes of global business decision making, including developing budgets and managing expenditures. Any such measures presented on a non-GAAP basis are not prepared under a comprehensive set of accounting rules and are not a replacement for the more comprehensive information for investors included in IMS’s U.S. GAAP results.

Amounts presented in the financial tables may not add due to rounding.

These financial tables should be read in conjunction with IMS Health’s filings previously made or to be made with the Securities and Exchange Commission.

CONTACT:
IMS Health
Darcie Peck, 203-845-5237
Investor Relations
dpeck@imshealth.com
or
Gary Gatyas, 610-834-4596
Communications
ggatyas@us.imshealth.com